Exhibit 16

Deloitte & Touche LLP
Suite 1800
150 Fayetteville Street Mall
Raleigh, NC 27601
USA

Tel:	+1 919 546 8000
Fax:	+1 919 833 3276
www.deloitte.com

May 16, 2005

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Roanoke Electric Steel Corporation’s Form 8-K dated May 11, 2005, and we agree with the statements made therein.

Yours truly,

Deloitte & Touche LLP